UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On October 18, 2013, ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing it is discontinuing the Phase 3 EPIC (Evaluation of Ponatinib versus Imatinib in Chronic Myeloid Leukemia) trial of Iclusig® (ponatinib) in patients with newly diagnosed chronic myeloid leukemia.  The Company and the U.S. Food and Drug Administration mutually agreed that the trial should be terminated because arterial thrombotic events were observed in patients treated with Iclusig. This decision was made in the interest of patient safety based on a recent assessment of data in the clinical trial.

Company management will host a conference call and webcast to discuss these actions today, October 18, at 8:30 a.m. ET.

A copy of the press release is being filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01       Financial Statements and Exhibits

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated October 18, 2013.

The press release contains hypertext links to information on our websites. The information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

		By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Date:	October 18, 2013

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